Exhibit 10.17I
[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
[AEP Letterhead]
Oxford Mining Company, LLC
544 Chestnut Street
P.O. Box 427
Coshocton, OH 43812
Attention: Angela Ashcraft — Supervisor, Commercial Analysis
January 11, 2010

Re:	Coal Purchase and Sale Agreement No. 10-62-04-900, dated
as of May 21, 2004, as amended, between American Electric
Power Service Corporation, as agent for Columbus Southern
Power Company (“Buyer”), and Oxford Mining Company, Inc. (“Seller”)

Amendment No. 2010-1
Gentlemen:
Reference is made to the above referenced Coal Purchase and Sale Agreement, as amended, (the “Agreement”) under which Seller is supplying coal to Buyer and to Seller’s letter dated December 17, 2009 notifying Buyer of change in Seller’s address.
Effective January 1, 2010, Buyer and Seller agree to amend the Agreement as follows:
1)	The fourth paragraph in Section 2.1, Contract Quantity, of Article II, Obligations and Deliveries, shall be deleted and replaced with the following in lieu thereof:

Through November 2008, there was a tonnage shortfall of [ * ] Tons (inclusive of [ * ] force majeure Tons claimed by Seller during Contract [ * ]). The shortfall has subsequently been reduced by [ * ] tons delivered by Seller in the months of January, February, and October 2009. The parties have agreed to an additional shortfall tonnage reduction in 2009, for a remaining shortfall total of [ * ] Tons. Buyer shall have the right to increase deliveries in any month(s) by up to [ * ] Tons per month with thirty (30) days prior written notice until such time as the [ * ] Tons have been delivered. The Contract Price to be paid for such Coal shall be the Contract Price in effect when delivered.

2)	In accordance with Article XXVI, NOTICES, Seller’s address shall be amended as follows:

For Notices: If to Seller: Attn: Ms. Angela Ashcraft, Supervisor, Commercial Analysis Oxford Mining, LLC 544 Chestnut Street P. O. Box 427 Coshocton, OH 43812 Phone: 740-622-6302 Fax: 740-623-0365

Oxford Mining Company, LLC
Amendment No. 2010-1

By USPS mail — a copy to:	By UPS or FEDX overnight mail — a copy to:
William E. Spiker	William E. Spiker
Eagle Fuels, Inc.	Eagle Fuels, Inc.
P. O. Box 291	Suite 220
Cadiz, OH 43907	153 East Main St.
Phone: 740-942-8181 Fax: 740-942-4227	Columbus, OH 43215
Except as amended herein, all other provisions of the Agreement shall remain in full force and effect. If you are in agreement with the foregoing, kindly indicate your acceptance thereof by signing the enclosed duplicate of this letter in the space provided and by returning it to the notice address provided in the Agreement.
Very truly yours,
/s/ James D. Henry
James D. Henry
Vice President — Fuel Procurement East,
as Agent for Columbus Southern Power Company

Acceptance Date: 1/19/10

Oxford Mining Company, LLC

/s/ Chuck Ungurean
Signature

Chuck Ungurean
Name (Print)

President & CEO
Title

xc: W. E. Spiker — Eagle Fuels, Inc.
[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.